UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 4, 1999



                                     0-28656

                            (Commission File Number)


                           ---------------------------

                             KARRINGTON HEALTH, INC.

             (Exact name of registrant as specified in its charter)


              OHIO                                      31-1461482
 (State or other jurisdiction of incorporation)      (IRS Employer
                                                    Identification No.)

                  919 Old Henderson Road, Columbus, Ohio 43220
                    (Address of principal executive offices)

                                 (614) 451-5151
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS

            On October 18, 1998, Karrington entered into an Agreement of Merger (the "Merger Agreement") with Sunrise Assisted Living, Inc., a Delaware corporation (referred to herein as "Sunrise") and Buckeye Merger Corporation, an Ohio corporation and wholly-owned subsidiary of Sunrise (referred to herein as "Merger Sub"). As of March 4, 1999, the Merger Agreement has been amended ("Amendment No. 1") to remove certain closing conditions; to expand the amount of the credit facility provided by Sunrise to Karrington from $10 million to $16.5 million for working capital uses including land acquisitions and development projects; and to fix the exchange ratio at .3333 of a share of Sunrise common stock for each Karrington common share. The previous exchange ratio was adjustable between .3939 and .3333 depending on the trading price of Sunrise stock during a 10-day measurement period ending three days before the Karrington stockholders meeting. It is expected that the transaction will be accounted for using purchase accounting.

            A copy of Amendment No. 1 is attached as Exhibit 2.1 to this Current Report on Form 8-K.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) None required.

(c)         Exhibits.

Exhibit
Number                        Description

 2.1 Amendment No. 1 to Agreement of Merger, dated as of March 4, 1999, among Sunrise, Merger Sub and Karrington.



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



                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    KARRINGTON HEALTH, INC.
                                    (Registrant)


                                    By: /s/ Richard R. Slager
                                        ----------------------
                                    Name:  Richard R. Slager
                                    Title: Chairman and Chief Executive
                                           Officer

Date:  March 5, 1999





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


                                     -9-

                              INDEX TO EXHIBITS

Exhibit Number                Description

2.1 Amendment No. 1 to Agreement of Merger, dated as of March 4, 1999, among Sunrise, Merger Sub and Karrington.





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